                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.   20549


                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                 PURSUANT TO SECTION 12(B) OR 12 (G) OF THE

                       SECURITIES EXCHANGE ACT OF 1934


                          STERLING BANCSHARES, INC.
           (Exact name of registrant as specified in its charter)


                                    TEXAS
                  (State of incorporation or organization)

                                 74-2175590
                    (I.R.S. Employer Identification No.)


                           15000 NORTHWEST FREEWAY
                            HOUSTON, TEXAS 77040
                   (Address of principal executive office)
                                 (Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

    TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
    TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED

           NONE                         NOT APPLICABLE


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                 ____ % CUMULATIVE TRUST PREFERRED SECURITIES
                   (AND THE GUARANTEE WITH RESPECT THERETO)
                               (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
                 For a full description of Sterling Bancshares Capital Trust I's ___% Cumulative Trust Preferred Securities (the "Preferred Securities") and Sterling Bancshares, Inc.'s guarantee (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of Trust Preferred Securities," "Description of Junior Subordinated Debentures," and "Description of Guarantee" in the Prospectus that forms part of the Company's Registration Statement (Registration No. 333-27185 and Registration No. 333-27185-01) filed with the Securities and Exchange Commission ("SEC") on May 15, 1997, under the Securities Act of 1933, as amended, which registration statement was amended by Amendment No. 1 filed with the SEC on May 28, 1997. The information contained in the foregoing Registration Statement, as amended (the "Registration Statement"), and the Prospectus, are incorporated hereby by reference. Definitive copies of the Prospectus describing the Preferred Securities will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Securities Act of 1933, as amended, and shall be incorporated by reference into this registration statement on Form 8-A.

ITEM 2.                                                 EXHIBITS
 2.1             -- Form of Indenture, to be dated as of                      , 1997 (incorporated by reference to
                 Exhibit 4.1 to the Registration Statement)

 2.2             -- Form of Junior Subordinated Debenture (incorporated by reference to Exhibit 4.2 to the Registration
                 Statement)

 2.3             -- Certificate of Trust of Sterling Bancshares Capital Trust I (incorporated by reference to Exhibit
                 2.3 to the Registration Statement)

 2.4             -- First Amended and Restated Declaration of Trust of Sterling Bancshares Capital Trust I dated as of
                 May 14, 1997 (incorporated by reference to Exhibit 4.4 to the Registration Statement)

 2.5             -- Form of Second Amended and Restated Declaration of Trust of Sterling Bancshares Capital Trust I to
                 be dated as of                       , 1997 (incorporated by reference to Exhibit 4.5 to the
                 Registration Statement)

 2.6             -- Form of __% Cumulative Trust Preferred Security Certificate of Sterling Bancshares Capital Trust I
                 (incorporated by reference to Exhibit 4.6 to the Registration Statement)

 2.7             -- Form of Preferred Securities Guarantee Agreement to be issued by Sterling Bancshares, Inc.
                 (incorporated by reference to Exhibit 4.7 to the Registration Statement)





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                                   SIGNATURE

                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Sterling Bancshares, Inc.



Dated: June 2, 1997                     By: /s/ GEORGE MARTINEZ
                                            ----------------------------------
                                                George Martinez, Chairman